Exhibit 99.1

SPX FLOW REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS
Quarterly Results Reflect Improved Volume, Higher Quality of Revenue and Strict Cost Controls

●	Q3 results demonstrate upside leverage to improved volumes and cost controls

●	Adjusted EBITDA* from continuing operations of $47 million, or 13.1% of revenue

●	Net leverage at 0.3x with liquidity >$850 million

●	Prudent allocation of capital for organic initiatives, M&A, share repurchases and debt paydown

____________________________________________________________________________________
    CHARLOTTE, NC - October 28, 2020 - SPX FLOW, Inc. (NYSE:FLOW), a leading provider of process solutions, today reported results for the quarter ended September 26, 2020.
“In the third quarter we celebrated five years as a public company. Over that time, the business has evolved its operating structure and systems, divested our Power & Energy business, refocused our process solutions offerings and significantly improved our financial strength to create a platform for future profitable growth.” said Marc Michael, President and Chief Executive Officer.
“We have successfully navigated the pandemic for over six months, and while the operating environment has been demanding, I firmly believe the organization is better positioned for the challenges ahead. The pandemic has led to many learnings that we are implementing as a permanent part of our culture. Throughout 2020, I have challenged the team to reexamine every aspect of our go-to-market strategy to drive efficiency, permanently reduce waste, increase our velocity, and over emphasize our high growth and margin expansion opportunities."
“Our operating results in the quarter reflect our continued progress with a better than expected outcome and highlight the benefits of strong leverage on improved volume combined with efficient revenue conversion and rigorous cost controls. We saw acceleration in our short cycle industrial orders during the quarter along with continued excellent project execution in our Food & Beverage business, which led to meaningfully higher earnings than we anticipated heading into the quarter."
“During the quarter we continued to take important steps to realize our strategic objectives. We made strides in creating an outstanding experience for top customers through investments in modernizing our manufacturing sites and improving our processes to reduce lead times and improve on-time delivery. We also reallocated resources to focus on a higher level of targeted innovation, simplified product offerings, and began to strategically deploy capital through our first M&A transaction and the buyout of our minority joint venture partner in South Korea."
“As we near the end of 2020 and begin to look ahead to 2021, I am challenging the team to think more aggressively about changing our historical paradigms. With current macro-economic conditions and end market demand remaining uncertain in the near term, we will concentrate on areas that are within our control while we remain poised for a more robust volume recovery which we expect to be additive to our efforts when it happens. We will continue to aggressively control costs, reallocate resources to drive profitable growth, and disproportionately reinvest in markets, products and customers that generate the highest returns for the company. In addition, we will continue to prudently manage our balance sheet strength through the cycle so that we are well positioned to create value through high returning organic and inorganic investment opportunities and by returning excess capital to shareholders."
“I am proud of what our team has accomplished in the first five years as a public company. Together our actions have created a strong culture, a more sustainable earnings stream due to a higher quality of revenue, and a foundation that allows us to shift to offense has led to accelerating operating performance irrespective of economic conditions,” added Michael.

Third Quarter 2020 Consolidated Results (continuing operations unless otherwise noted)

$ millions; except per share data	Q3 2020	Q3 2019	Variance	Organic Variance
Backlog	$530.4	$481.0	10.3%	7.9%
Orders	327.6	350.1	(6.4)%	(7.9)%
Revenues	356.9	383.5	(6.9)%	(8.9)%
Segment income	52.8	55.8	(5.4)%
Margin %	14.8%	14.6%	20bps
Operating income	31.6	26.4	19.7%
Margin %	8.9%	6.9%	200bps

Income (loss) from continuing operations, net of tax	$16.3	$16.3
Income (loss) from discontinued operations, net of tax	(4.2)	(47.9)
Net income (loss) attributable to SPX FLOW, Inc.	12.1	(31.6)

Diluted earnings (loss) per share from continuing operations	$0.39	$0.38
Diluted earnings (loss) per share from discontinued operations	(0.10)	(1.12)
Diluted earnings (loss) per share	0.29	(0.74)

Operating Cash Flow from (used in) continuing operations	$39.1	$32.3
Operating Cash Flow from (used in) discontinued operations	(1.9)	22.6
Operating Cash Flow	37.2	54.9

Adjusted EBITDA from continuing operations*	$46.8	$50.9	(8.1)%
Free Cash Flow* - continuing and discontinued operations	31.7	48.2
Note: The commentary below is compared to the prior-year period. Organic changes exclude the effects of currency fluctuations and the impact of acquisitions.
•Backlog increased 7.9% organically driven by an increase in the Industrial backlog associated with strong mixer and OE pump orders and an increase in Food and Beverage system orders.
•Orders declined (7.9)% organically. The decline was largely due to a lower level of Industrial orders while Food and Beverage orders were only down modestly. From a geographic perspective, declines in North America and Asia Pacific were only partially offset by growth in Europe.
•Revenues declined (8.9)% organically, due to a lower level of revenue from Food and Beverage systems and broad based weakness across most short cycle Industrial product lines, largely attributable to current market conditions.
•Gross profit decreased $(8.5) million due primarily to the lower volume described above. However, gross margins expanded 20 points to 35.3% driven by a higher quality of revenue, improved operating execution and favorable net price/cost benefits.
•Operating income was $31.6 million, or 8.9% of revenues. This included $1.3 million of restructuring charges, a $0.5 million non-cash impairment charge, and $2.8 million of professional fees supporting the company's enterprise strategy and long-term value creation planning. Transitional services income of $1.3 million was reported in other income/expense. After excluding these items and reclassifying transitional services income, adjusted operating income* was $37.5 million, or 10.5% of revenues.
•Diluted earnings per share from continuing operations were $0.39 and included:
◦A non-cash impairment charge of $(0.01) per share.
◦Professional fees of $(0.05) per share related primarily to strategic actions.

◦Restructuring and other related charges of $(0.02) per share.
◦A benefit of $0.04 per share related to a mark-to-market adjustment of an equity investment.
◦A benefit of $0.02 per share related to a gain on sale of assets.
◦A $(0.20) per share charge for early extinguishment of debt
◦Discrete and other tax items totaling a net credit of $0.13 per share as compared to the Company’s expected tax rate of 29%.
•Excluding the items noted above, adjusted earnings per share* from continuous operations were $0.48.
•Free cash flow* generated across all operations was $31.7 million, including investments of $5.5 million on capital expenditures and $2.8 million on restructuring actions.

Third Quarter 2020 Results by Segment
Food and Beverage

$ millions	Q3 2020	Q3 2019	Variance	Organic Variance
Backlog	$269.2	$248.1	8.5%	5.4%
Orders	159.0	160.2	(0.7)%	(2.5)%
Revenues	160.6	178.9	(10.2)%	(12.1)%
Income	24.2	27.1	(10.7)%
As a percent of revenues	15.1%	15.1%	—bps
Note: The commentary below is compared to the prior-year period. Organic changes exclude the effects of currency fluctuations.
•Backlog was up both sequentially and year-over-year driven by strong systems wins in EMEA which were only partially offset by declines in China.
•Orders declined (2.5)% organically, as increased systems orders were more than offset by declines in aftermarket and components orders. Geographically, the increase in systems orders were driven by orders in EMEA, which were partially offset by declines in APAC.
•Revenues declined (12.1)% organically, primarily due to a lower level of revenue from systems, along with lower components and aftermarket sales.
•Segment income of $24.2 million was down approximately (11)% year-over-year and margins remained flat at 15.1% on a lower revenue base. Strong operational and project execution, a higher quality of revenue, savings from cost reduction actions and net price benefits partially offset the impact of lower volumes.

Industrial

$ millions	Q3 2020	Q3 2019	Variance	Organic Variance
Backlog	$261.2	$232.9	12.2%	10.4%
Orders	168.6	189.9	(11.2)%	(12.7)%
Revenues	196.3	204.6	(4.1)%	(6.1)%
Income	28.6	28.7	(0.3)%
As a percent of revenues	14.6%	14.0%	60bps
Note: The commentary below is compared to the prior-year period. Organic changes exclude the effects of currency fluctuations and the impact of acquisitions.

•Backlog increased 10.4% organically reflecting timing of long-cycle orders in the fourth quarter of 2019 and the first half of 2020 along with lower year-over-year shipments in the first half of 2020.
•Orders declined (12.7)% organically. This decline was broad-based across the majority of industrial product lines and geographic regions, most notably in mixers, pumps and heat exchangers, reflective of the current global economic environment
•Revenues declined (6.1)% organically primarily due to a lower level of shipments across the majority of short-cycle product categories, primarily associated with global macroeconomic conditions.
•Segment income decreased $(0.1) million and margins expanded 60 points to 14.6%. The increase in segment income margin was largely related to cost reduction efforts which offset the impact of lower revenues.

OTHER ITEMS
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended September 26, 2020 with the Securities and Exchange Commission on or about October 30, 2020. This news release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value process solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of sanitary and industrial markets. SPX FLOW had approximately $1.5 billion in 2019 annual revenues and has operations in more than 30 countries and sales in more than 140 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.
Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
Note: Net leverage as defined in the company’s credit facility.
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and its most recent quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the company’s most recent Form 10-K and Form 10Q and in any other documents filed by the company with the Securities and Exchange Commission that describe risks and factors that could cause actual results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these and other changes. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor Contacts:

Scott Gaffner
VP, Investor Relations and Strategic Insights
704-752-4485
investor@spxflow.com

Media Contact:
Melissa Buscher
Chief Communications Officer
704-540-2160

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Revenues	$356.9	$383.5	$954.5	$1,142.3
Cost of products sold	230.8	248.9	613.8	753.7
Gross profit	126.1	134.6	340.7	388.6
Selling, general and administrative	89.9	94.3	265.9	278.0
Intangible amortization	2.8	2.9	8.5	8.6
Asset impairment charges	0.5	10.8	3.2	10.8
Restructuring and other related charges	1.3	0.2	8.7	7.1
Operating income	31.6	26.4	54.4	84.1

Other income (expense), net	4.2	(0.3)	8.5	6.5
Interest expense, net	(7.4)	(6.5)	(24.9)	(22.5)
Loss on early extinguishment of debt	(11.0)	—	(11.0)	—
Income from continuing operations before income taxes	17.4	19.6	27.0	68.1
Income tax provision	(0.7)	(2.5)	(3.7)	(24.7)
Income from continuing operations	16.7	17.1	23.3	43.4
Income (loss) from discontinued operations, net of tax	(4.2)	(47.7)	(40.9)	8.3
Net income (loss)	12.5	(30.6)	(17.6)	51.7
Less: Net income attributable to noncontrolling interests	0.4	1.0	0.7	1.2
Net income (loss) attributable to SPX FLOW, Inc.	$12.1	$(31.6)	$(18.3)	$50.5

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income from continuing operations, net of tax	$16.3	$16.3	$22.5	$42.2
Income (loss) from discontinued operations, net of tax	(4.2)	(47.9)	(40.8)	8.3
Net income (loss) attributable to SPX FLOW, Inc.	$12.1	$(31.6)	$(18.3)	$50.5

Basic income (loss) per share of common stock:
Income per share from continuing operations	$0.39	$0.38	$0.53	$0.99
Income (loss) per share from discontinued operations	(0.10)	(1.13)	(0.96)	0.20
Net income (loss) per share attributable to SPX FLOW, Inc.	0.29	(0.74)	(0.43)	1.19
Diluted income (loss) per share of common stock:
Income per share from continuing operations	$0.39	$0.38	$0.53	$0.99
Income (loss) per share from discontinued operations	(0.10)	(1.12)	(0.96)	0.19
Net income (loss) per share attributable to SPX FLOW, Inc.	0.29	(0.74)	(0.43)	1.18

Weighted average number of common shares outstanding - basic	42.127	42.434	42.425	42.418
Weighted average number of common shares outstanding - diluted	42.450	42.697	42.640	42.630

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 26, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$352.3	$299.2
Accounts receivable, net	232.1	243.1
Contract assets	28.7	27.3
Inventories, net	222.2	208.1
Other current assets	30.1	32.2
Assets of discontinued operations	6.3	464.0
Total current assets	871.7	1,273.9
Property, plant and equipment:
Land	22.3	22.2
Buildings and leasehold improvements	173.0	170.8
Machinery and equipment	358.9	325.9
	554.2	518.9
Accumulated depreciation	(329.0)	(289.0)
Property, plant and equipment, net	225.2	229.9
Goodwill	552.8	545.1
Intangibles, net	206.2	208.1
Other assets	166.4	180.4
TOTAL ASSETS	$2,022.3	$2,437.4

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$133.9	$142.6
Contract liabilities	125.1	116.3
Accrued expenses	167.3	162.0
Income taxes payable	33.2	45.2
Short-term debt	8.9	20.7
Current maturities of long-term debt	0.1	0.1
Liabilities of discontinued operations	1.7	220.5
Total current liabilities	470.2	707.4
Long-term debt	397.1	693.7
Deferred and other income taxes	26.1	27.9
Other long-term liabilities	112.8	115.0
Total long-term liabilities	536.0	836.6
Mezzanine equity	9.4	20.3
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,694.6	1,677.0
Accumulated deficit	(387.5)	(369.2)
Accumulated other comprehensive loss	(262.0)	(426.5)
Common stock in treasury	(43.1)	(19.3)
Total SPX FLOW, Inc. shareholders' equity	1,002.4	862.4
Noncontrolling interests	4.3	10.7
Total equity	1,006.7	873.1
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,022.3	$2,437.4

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended				As of and for the nine months ended
	September 26, 2020	September 28, 2019	Change	%/bps	September 26, 2020	September 28, 2019	Change	%/bps
Food and Beverage
Backlog	$269.2	$248.1	$21.1	8.5%	$269.2	$248.1	$21.1	8.5%
Orders	159.0	160.2	(1.2)	(0.7)%	435.1	467.1	(32.0)	(6.9)%
Revenues	160.6	178.9	(18.3)	(10.2)%	443.1	530.0	(86.9)	(16.4)%
Gross profit	58.2	61.0	(2.8)		160.7	167.0	(6.3)
as a percent of revenues	36.2%	34.1%		210bps	36.3%	31.5%		480bps
Selling, general and administrative expense	32.5	32.4	0.1		93.4	102.9	(9.5)
as a percent of revenues	20.2%	18.1%		210bps	21.1%	19.4%		170bps
Intangible amortization expense	1.5	1.5	—		4.6	4.5	0.1
Income	$24.2	$27.1	$(2.9)	(10.7)%	$62.7	$59.6	$3.1	5.2%
as a percent of revenues	15.1%	15.1%		—bps	14.2%	11.2%		300bps

Industrial
Backlog	$261.2	$232.9	$28.3	12.2%	$261.2	$232.9	$28.3	12.2%
Orders	168.6	189.9	(21.3)	(11.2)%	529.9	596.3	(66.4)	(11.1)%
Revenues	196.3	204.6	(8.3)	(4.1)%	511.4	612.3	(100.9)	(16.5)%
Gross profit	67.9	73.6	(5.7)		180.0	221.6	(41.6)
as a percent of revenues	34.6%	36.0%		(140)bps	35.2%	36.2%		(100)bps
Selling, general and administrative expense	38.0	43.5	(5.5)		118.2	129.6	(11.4)
as a percent of revenue	19.4%	21.3%		(190)bps	23.1%	21.2%		190bps
Intangible amortization expense	1.3	1.4	(0.1)		3.9	4.1	(0.2)
Income	$28.6	$28.7	$(0.1)	(0.3)%	$57.9	$87.9	$(30.0)	(34.1)%
as a percent of revenues	14.6%	14.0%		60bps	11.3%	14.4%		(310)bps

Consolidated Backlog	$530.4	$481.0	$49.4	10.3%	$530.4	$481.0	$49.4	10.3%
Consolidated Orders	327.6	350.1	(22.5)	(6.4)%	965.0	1,063.4	(98.4)	(9.3)%
Consolidated Revenues	356.9	383.5	(26.6)	(6.9)%	954.5	1,142.3	(187.8)	(16.4)%
Consolidated Segment Income	52.8	55.8	(3.0)	(5.4)%	120.6	147.5	(26.9)	(18.2)%
as a percent of revenues	14.8%	14.6%		20bps	12.6%	12.9%		(30)bps

Total income for reportable segments	$52.8	$55.8	$(3.0)		$120.6	$147.5	$(26.9)
Corporate expense	19.2	18.1	1.1		53.7	44.8	8.9
Pension and postretirement service costs	0.2	0.3	(0.1)		0.6	0.7	(0.1)
Asset impairment charges	0.5	10.8	(10.3)		3.2	10.8	(7.6)
Restructuring and other related charges	1.3	0.2	1.1		8.7	7.1	1.6
Consolidated Operating Income	$31.6	$26.4	$5.2	19.7%	$54.4	$84.1	$(29.7)	(35.3)%
as a percent of revenues	8.9%	6.9%		200bps	5.7%	7.4%		(170)bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Cash flows from operating activities:
Net income (loss)	$12.5	$(30.6)	$(17.6)	$51.7
Less: Income (loss) from discontinued operations, net of tax	(4.2)	(47.7)	(40.9)	8.3
Income from continuing operations	16.7	17.1	23.3	43.4
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Restructuring and other related charges	1.3	0.2	8.7	7.1
Asset impairment charges	0.5	10.8	3.2	10.8
Deferred income taxes	0.1	(12.5)	18.9	(4.0)
Depreciation and amortization	10.2	9.5	30.2	28.9
Stock-based compensation	3.6	3.2	10.6	9.4
Pension and other employee benefits	0.3	0.5	1.0	1.5
Gains on asset sales and other, net	(1.3)	(0.2)	(0.9)	(0.4)
Gain on change in fair value of investment in equity security	(2.1)	—	(7.4)	(7.8)
Loss on early extinguishment of debt	11.0	—	11.0	—
Changes in operating assets and liabilities, net of effects from business acquisition and discontinued operations:
Accounts receivable and other assets	(12.1)	(8.1)	16.2	37.0
Contract assets and liabilities, net	1.1	(3.4)	4.4	(27.4)
Inventories	17.9	13.4	(11.2)	1.2
Accounts payable, accrued expenses and other	(5.3)	4.5	(68.9)	(41.4)
Cash spending on restructuring actions	(2.8)	(2.7)	(7.5)	(6.0)
Net cash from continuing operations	39.1	32.3	31.6	52.3
Net cash from (used in) discontinued operations	(1.9)	22.6	(8.3)	46.8
Net cash from operating activities	37.2	54.9	23.3	99.1
Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	3.1	0.3	3.3	1.0
Capital expenditures	(5.5)	(4.9)	(17.3)	(17.4)
Business acquisition, net of cash acquired	(10.0)	—	(10.0)	—
Net cash used in continuing operations	(12.4)	(4.6)	(24.0)	(16.4)
Net cash from (used in) discontinued operations (includes net proceeds from disposition of $406.2, less cash and restricted cash disposed of $7.3, in the nine months ended September 26, 2020)	—	(1.8)	393.4	(4.6)
Net cash from (used in) investing activities	(12.4)	(6.4)	369.4	(21.0)

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUED
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Cash flows used in financing activities:
Repurchases of senior notes (includes premiums paid of $8.4)	(308.4)	—	(308.4)	—
Borrowings under amended and restated senior credit facilities	—	12.0	—	134.0
Repayments of amended and restated senior credit facilities	—	(27.0)	—	(34.0)
Borrowings under former senior credit facilities	—	—	—	33.0
Repayments of former senior credit facilities	—	—	—	(173.0)
Borrowings under former trade receivables financing arrangement	—	—	—	54.0
Repayments of former trade receivables financing arrangement	—	—	—	(54.0)
Borrowings under (repayments of) purchase card program, net	(6.8)	1.7	(11.6)	1.7
Borrowings under other financing arrangements	—	0.5	—	1.1
Repayments of other financing arrangements	—	—	(0.3)	(3.2)
Financing fees paid	—	(0.6)	—	(3.3)
Purchases of common stock	(10.7)	—	(16.9)	—
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.1)	(0.2)	(6.9)	(5.4)
Purchase of noncontrolling interest	(8.2)	—	(8.2)	—
Dividends paid to noncontrolling interests in subsidiary	—	—	(1.2)	(1.0)
Net cash used in continuing operations	(334.2)	(13.6)	(353.5)	(50.1)
Net cash used in discontinued operations	—	(0.1)	(0.3)	(0.3)
Net cash used in financing activities	(334.2)	(13.7)	(353.8)	(50.4)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	4.8	0.2	10.2	(2.6)
Net change in cash, cash equivalents and restricted cash	(304.6)	35.0	49.1	25.1
Consolidated cash, cash equivalents and restricted cash, beginning of period	657.1	204.4	303.4	214.3
Consolidated cash, cash equivalents and restricted cash, end of period	$352.5	$239.4	$352.5	$239.4

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended September 26, 2020
	Net Revenue Decline	Foreign Currency and Business Acquisition	Organic Revenue Decline
Food and Beverage	(10.2)%	1.9%	(12.1)%
Industrial	(4.1)%	2.0%	(6.1)%
Consolidated	(6.9)%	2.0%	(8.9)%

	Nine months ended September 26, 2020
	Net Revenue Decline	Foreign Currency and Business Acquisition	Organic Revenue Decline
Food and Beverage	(16.4)%	(1.4)%	(15.0)%
Industrial	(16.5)%	(0.9)%	(15.6)%
Consolidated	(16.4)%	(1.1)%	(15.3)%

SPX FLOW, INC. AND SUBSIDIARIES
CASH RECONCILIATION
(Unaudited; in millions)

Nine months ended September 26, 2020
Beginning cash, cash equivalents and restricted cash	$303.4

Net cash from operating activities of continuing operations	31.6
Net cash used in operating activities of discontinued operations	(8.3)
Proceeds from asset sales and other, net	3.3
Capital expenditures of continuing operations	(17.3)
Business acquisition, net of cash acquired	(10.0)
Capital expenditures of discontinued operations	(5.5)
Net proceeds from disposition of discontinued operations	398.9
Repurchases of senior notes (includes premiums paid of $8.4)	(308.4)
Repayments of purchase card program, net	(11.6)
Repayments of other financing arrangements	(0.3)
Purchases of common stock	(16.9)
Minimum withholdings paid on behalf of employees for net share settlements, net	(6.9)
Purchase of noncontrolling interest	(8.2)
Dividends paid to noncontrolling interests in subsidiary	(1.2)
Net cash used in financing activities of discontinued operations	(0.3)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	10.2

Ending cash, cash equivalents and restricted cash	$352.5

SPX FLOW, INC. AND SUBSIDIARIES
DEBT, NET DEBT AND ADJUSTED NET DEBT RECONCILIATION
(Unaudited; in millions)

	Debt, Net Debt and Adjusted Net Debt at
	September 26, 2020	December 31, 2019
Term loan	$100.0	$100.0
5.625% senior notes	—	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Other indebtedness - continuing operations	9.4	21.3
Other indebtedness - discontinued operations	—	4.1
Less: deferred financing fees	(3.3)	(6.8)
Total debt	$406.1	$718.6

Total debt	$406.1	$718.6
Less: cash and equivalents - continuing operations	(352.3)	(299.2)
Less: cash and equivalents - discontinued operations	(0.2)	(3.1)
Net debt	$53.6	$416.3

Net debt	$53.6	$416.3
Less: debt under purchase card program	(8.8)	(20.4)
Adjusted net debt	$44.8	$395.9

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net cash from operating activities - continuing and discontinued operations	$37.2	$54.9	$23.3	$99.1
Capital expenditures - continuing and discontinued operations	(5.5)	(6.7)	(22.8)	(22.0)
Free cash flow from operations - continuing and discontinued operations	$31.7	$48.2	$0.5	$77.1

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Operating income	$31.6	$26.4	54.4	84.1
Charges and fees associated with strategic actions	2.8	5.0	6.0	5.5
Certain restructuring and other related charges	1.3	—	8.7	5.9
Asset impairment charges	0.5	10.8	3.2	10.8
Reduction of SG&A costs associated with transition services income	1.3	—	2.8	—
Adjusted operating income	$37.5	$42.2	75.1	106.3

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income attributable to SPX FLOW, Inc. from continuing operations	$16.3	$16.3	$22.5	$42.2

Income tax provision	0.7	2.5	3.7	24.7
Interest expense, net	7.4	6.5	24.9	22.5
Depreciation and amortization	10.2	9.5	30.2	28.9
EBITDA from continuing operations	34.6	34.8	81.3	118.3
Loss on early extinguishment of debt	11.0	—	11.0	—
Asset impairment charges	0.5	10.8	3.2	10.8
Fair value adjustment related to an equity security	(2.1)	—	(7.4)	(7.8)
Non-cash compensation expense	3.6	3.2	10.6	9.4
Non-service pension and postretirement related costs	0.1	0.2	0.4	0.8
Interest income	0.9	2.2	3.2	6.0
Certain gains on asset sales and other, net	(1.3)	(0.2)	(0.9)	(0.4)
Restructuring and other related charges	1.3	0.2	8.7	7.1
Foreign exchange losses	0.4	0.3	2.2	0.9
EBITDA of business remaining in discontinued operations	0.5	0.4	—	0.7
Other	0.1	0.2	0.5	0.6
Bank consolidated EBITDA from continuing operations	$49.6	$52.1	$112.8	$146.4

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income attributable to SPX FLOW, Inc. from continuing operations	$16.3	$16.3	$22.5	$42.2

Income tax provision	0.7	2.5	3.7	24.7
Interest expense, net	7.4	6.5	24.9	22.5
Depreciation and amortization	10.2	9.5	30.2	28.9
EBITDA from continuing operations	34.6	34.8	81.3	118.3
Charges and fees associated with strategic actions	2.8	5.0	6.0	5.5
Certain restructuring and other related charges	1.3	—	8.7	5.9
Asset impairment charges	0.5	10.8	3.2	10.8
Fair value adjustment related to an equity security	(2.1)	—	(7.4)	(7.8)
Certain gains on asset sales and other, net	(1.3)	—	(1.3)	—
Losses on certain foreign currency remeasurement	—	0.3	—	0.8
Loss on early extinguishment of debt	11.0	—	11.0	—
Adjusted EBITDA from continuing operations	$46.8	$50.9	$101.5	$133.5

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited)

	Three months ended		Nine months ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Diluted earnings per share from continuing operations	$0.39	$0.38	$0.53	$0.99
Charges and fees associated with strategic actions, net of tax	0.05	0.08	0.10	0.10
Certain restructuring and other related charges, net of tax	0.02	—	0.16	0.11
Asset impairment charges, net of tax	0.01	0.18	0.05	0.18
Fair value adjustment related to an equity security, net of tax	(0.04)	—	(0.13)	(0.13)
Certain gains on asset sales and other, net of tax	(0.02)	—	(0.02)	—
Losses on certain foreign currency remeasurement, net of tax	—	0.01	—	0.02
Loss on early extinguishment of debt, net of tax	0.20	—	0.20	—
Discrete tax credits (charges)	(0.13)	(0.06)	(0.13)	0.07
Adjusted diluted earnings per share from continuing operations	$0.48	$0.59	$0.76	$1.34